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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                Hadco Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Massachusetts                                  04-2393279
      -----------------------                          --------------------
      (State of Incorporation                          (IRS Employer
       or Organization)                                 Identification No.)

                  12A Manor Parkway, Salem, New Hampshire 03079
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               (Address of Principal Executive Offices) (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: / /



Securities Act registration statement file number to which this form relates:

   Not applicable

        Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange on which
    to be so registered                    each class is to be registered
    -------------------                    ------------------------------
       Common Stock                           New York Stock Exchange
      Purchase Rights

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                         -----------------------------
                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

      Information concerning the Registrant's Common Stock Purchase Rights is contained under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A, File
No. 0-12102, filed on August 23, 1995 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.


Item 2.  Exhibits
         --------

Exhibit No.                                Exhibit
-----------                                -------
1. Rights Agreement, dated as of August 22, 1995, between Hadco Corporation and The First National Bank of Boston (filed as Exhibit 1 to the Registration Statement on Form 8-A, File No. 0-12102, filed on August 23, 1995 and incorporated herein by reference).




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 HADCO CORPORATION



                                                 By: /s/F. Gordon Bitter
                                                     -------------------------
                                                     F. Gordon Bitter
                                                     Senior Vice President and
                                                     Chief Financial Officer

Date:    September 28, 1999